Exhibit 5

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA EQUITABLE FINANCIAL SERVICES, LLC

The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Financial Services, LLC (“AXA Equitable Financial”) and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Equitable Financial and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation

* Mark Pearson (1)	Chairman of the Board and Chief Executive Officer Chairman of the Board and Chief Executive Officer, AXA Equitable Life Insurance Company

Joshua E. Braverman	Senior Executive Director and Treasurer Senior Executive Director and Treasurer, AXA Equitable Life Insurance Company

Dave S. Hattem	Senior Executive Director and General Counsel Senior Executive Director and General Counsel, AXA Equitable Life Insurance Company

Michael B. Healy	Executive Director and Chief Information Officer Executive Director and Chief Information Officer, AXA Equitable Life Insurance Company

Nick Lane	Senior Executive Director and Head of U.S. Life and Retirement Senior Executive Director and Head of U.S. Life and Retirement, AXA Equitable Life Insurance Company

* Anders Malmström (2)	Senior Executive Director and Chief Financial Officer Senior Executive Director and Chief Financial Officer, AXA Equitable Life Insurance Company

Kevin Molloy	Senior Executive Director Senior Executive Director, AXA Equitable Life Insurance Company

Salvatore Piazzolla (3)	Senior Executive Director and Chief Human Resources Officer Senior Executive Director and Chief Human Resources Officer, AXA Equitable Life Insurance Company

Name, Business Address	Present Principal Occupation

Amy Radin	Senior Executive Director and Chief Marketing Officer Senior Executive Director and Chief Marketing Officer, AXA Equitable Life Insurance Company

Sharon Ritchey	Senior Executive Director and Chief Operating Officer Senior Executive Director and Chief Operating Officer, AXA Equitable Life Insurance Company

Robert O. (“Bucky”) Wright	Senior Executive Director and Head of Wealth Management Senior Executive Director and Head of Wealth Management, AXA Equitable Life Insurance Company

*	Director
(1)	Citizen of the United Kingdom
(2)	Citizen of Switzerland
(3)	Citizen of Italy